UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 19, 2007
VeraSun Energy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	000-32913	20-3430241

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 22nd Avenue
Brookings, SD 57006
(Address of principal executive offices)
(605) 696-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
     At a meeting of the Board of Directors of VeraSun Energy Corporation (the “Company”) held on September 19, 2007, the size of the Board was reduced from seven members to five members. D. Duane Gilliam resigned as a Class I director and was appointed as a Class III director to balance the class sizes as required by the Company’s certificate of incorporation. Mr. Gilliam was reappointed to serve as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board and to serve as the Chairman of the Compensation Committee. The Board also appointed Steven T. Kirby to serve as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board and to serve as the Chairman of the Nominating and Corporate Governance Committee. The Company believes it now complies with NYSE Rule 303A.01, which requires a listed company to have a majority of independent directors on its board, and NYSE Rule 303A.07(a), which requires a listed company to have three independent directors on its audit committee.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION
Date: September 20, 2007	By:	/s/ Donald L. Endres
Donald L. Endres
Chief Executive Officer